Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Announces Record First Quarter 2022 Results

20% Growth in Rig Count; 6% Growth in Net DUCs and Permits

Record Oil, Natural Gas and Natural Gas Liquids Revenue

Record Consolidated Adjusted EBITDA

Record Cash Available for Distribution per Common Unit

Record Cash Distribution Declared

FORT WORTH, Texas, May 5, 2022 – Kimbell Royalty Partners, LP (NYSE: KRP) ("Kimbell"), a leading owner of oil and natural gas mineral and royalty interests in more than 122,000 gross wells across 28 states, today announced financial and operating results for the quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Q1 2022 run-rate daily production of 14,388 barrels of oil equivalent (“Boe”) per day (6:1)

•	Record Q1 2022 oil, natural gas and NGL revenues of $65.1 million, an increase of 25% from Q4 2021, reflecting improved realized commodity prices and $5.9 million of prior period adjustments

•	Q1 2022 net income of approximately $8.4 million and net income attributable to common units of approximately $7.3 million

•	Record Q1 2022 consolidated Adjusted EBITDA of $43.9 million, an increase of 34% from Q4 2021

•	Record cash available for distribution of $0.64 per common unit, an increase of 31% from Q4 2021

•	Announced a Q1 2022 cash distribution of $0.47 per common unit, an increase of 27% from Q4 2021 and a new record, reflecting a payout ratio of 75% of cash available for distribution; implies a 10.8% annualized yield based on the May 4, 2022 closing price of $17.40 per common unit; Kimbell intends to utilize the remaining 25% of its cash available for distribution to repay a portion of the outstanding borrowings under Kimbell’s secured revolving credit facility

•	As of March 31, 2022, Kimbell’s major properties[1] had 5.03 net drilled but uncompleted wells (“DUCs”) and net permitted locations on its acreage (2.25 net DUCs and 2.78 net permitted locations), up from 4.73 net DUCs and net permitted locations as of December 31, 2021

•	As of March 31, 2022, Kimbell had 73 rigs actively drilling on its acreage, up 20% from Q4 2021 and representing 11.1%[2] market share of all rigs drilling in the continental United States as of such time

1 These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management, could add an additional 20% to Kimbell’s net inventory.

2 Based on Kimbell rig count of 73 and Baker Hughes U.S. land rig count of 657 as of April 1, 2022.

Kimbell Royalty Partners, LP – News Release

•	Completed the initial public offering of Kimbell Tiger Acquisition Corporation (“Kimbell Tiger”) on February 8, 2022, a Kimbell-sponsored special purpose acquisition company that will target an acquisition in the energy and natural resources industry in North America

•	Kimbell affirms its financial and operational guidance ranges for 2022 previously disclosed in its Q4 2021 earnings release

Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “General Partner”), commented, “Strong commodity prices have translated into increased activity on our acreage, which is evidenced by the 20% increase in the number of rigs actively drilling on our acreage at no cost to us as of March 31, 2022 as compared to year-end 2021. In addition, line-of-site inventory from our major properties increased 6% to 5.03 net DUCs and permits at March 31, 2022 as compared to year-end 2021, which is notable since we only need approximately 4.5 net wells completed each year to keep production flat. While the Permian led all other basins in terms of growth in rig count, we believe strong natural gas prices will compel improved activity in the Haynesville, Marcellus and Mid-Con as we continue through 2022. In fact, the Haynesville led all our regions in terms of net DUCs at March 31, 2022.

“The United States exited the winter draw season with natural gas in storage of approximately 1.4 tcf, well below 2021 levels and the five-year average. This relatively low level of natural gas in inventory coupled with less associated natural gas from oil directed drilling and recent record LNG exports should provide pricing support for natural gas throughout 2022. In fact, Kimbell experienced some of the highest realized prices as compared to spot prices in Q1 2022 for natural gas that we have seen since our IPO in 2017. Pricing improvements were also strong in the natural gas liquids market with realizations approaching 50% of WTI oil prices.

“Since our IPO just over five years ago, we have now distributed $6.93 per common unit and grown daily production by over 360%. As we look forward in 2022 and beyond, we are extremely excited about our role as a leading consolidator in the oil and natural gas royalty sector and the prospects for Kimbell to generate long-term unitholder value for years to come.”

First Quarter 2022 Distribution and Debt Repayment

On April 22, 2022, the Board of Directors of the General Partner (the “Board of Directors”) approved a cash distribution payment to common unitholders of 75% of cash available for distribution for the first quarter of 2022, or $0.47 per common unit. The distribution will be payable on May 9, 2022 to common unitholders of record at the close of business on May 2, 2022. Kimbell plans to utilize the remaining 25% of cash available for distribution for the first quarter of 2022 to pay down a portion of the outstanding borrowings under its secured revolving credit facility. Since May 2020 (excluding the expected upcoming pay down from the remaining 25% of Q1 2022 projected cash available for distribution), Kimbell has paid down approximately $52.5 million of outstanding borrowings under its secured revolving credit facility by allocating a portion of its cash available for distribution for debt pay down.

Kimbell Royalty Partners, LP – News Release

Kimbell expects that substantially all of its first quarter 2022 distribution will not constitute taxable dividend income and instead will generally result in a non-taxable reduction to the tax basis of unitholders’ common units. The reduced tax basis will increase unitholders’ capital gain (or decrease unitholders’ capital loss) when unitholders sell their common units.

Financial Highlights

Kimbell’s first quarter 2022 average realized price per Bbl of oil was $92.01, per Mcf of natural gas was $4.48, per Bbl of NGLs was $43.24 and per Boe combined was $45.69.

During the first quarter of 2022, Kimbell’s total revenues were $33.8 million, net income was approximately $8.4 million and net income attributable to common units was approximately $7.3 million, or $0.16 per common unit.

Total first quarter 2022 consolidated Adjusted EBITDA was $43.9 million (consolidated Adjusted EBITDA is a non-GAAP financial measure. Please see a reconciliation to the nearest GAAP financial measures at the end of this news release).

In the first quarter of 2022, Kimbell’s G&A expense was $6.6 million, $4.4 million of which was Cash G&A expense, or $3.39 per Boe (Cash G&A and Cash G&A per Boe are non-GAAP financial measures.  Please see definition under Non-GAAP Financial Measures in the Supplemental Schedules included in this news release). Unit-based compensation in the first quarter of 2022, which is a non-cash G&A expense, was $2.2 million, or $1.69 per Boe.

As of March 31, 2022, Kimbell had approximately $226.5 million in debt outstanding under its secured revolving credit facility, had net debt to first quarter 2022 trailing twelve month consolidated Adjusted EBITDA of approximately 1.5x and remained in compliance with all financial covenants under its secured revolving credit facility. Kimbell had approximately $48.5 million in undrawn capacity under its secured revolving credit facility as of March 31, 2022.

As noted above, since Kimbell Tiger completed its initial public offering on February 8, 2022, its financial statements are fully consolidated into Kimbell’s financial statements because Kimbell is deemed to be the primary beneficiary of the special purpose acquisition company.

As of March 31, 2022, Kimbell had outstanding 57,290,923 common units and 8,253,660 Class B units. As of May 5, 2022, Kimbell had outstanding 57,331,833 common units and 8,211,579 Class B units.

Production

First quarter 2022 average daily production was 14,482 Boe per day (6:1), which consisted of 94 Boe per day related to prior period production recognized in Q1 2022, and 14,388 Boe per day of run-rate production. The 14,388 Boe per day of run-rate production was composed of approximately 61% from natural gas (6:1) and approximately 39% from liquids (25% from oil and 14% from NGLs). The prior period production recognized in Q1 2022 was attributable to past production that was released from suspense during the first quarter of 2022.

Kimbell Royalty Partners, LP – News Release

Operational Update

As of March 31, 2022, Kimbell’s major properties had 705 gross (2.25 net) DUCs and 683 gross (2.78 net) permitted locations on its acreage. In addition, as of March 31, 2022, Kimbell had 73 rigs actively drilling on its acreage, which represents an approximate 11.1% market share of all land rigs drilling in the continental United States as of such time.

Basin	Gross DUCs as of March 31, 2022(1)	Gross Permits as of March 31, 2022(1)	Net DUCs as of March 31, 2022(1)	Net Permits as of March 31, 2022(1)
Permian	260	312	0.53	0.86
Eagle Ford	76	55	0.50	0.61
Haynesville	95	35	0.73	0.16
Mid-Continent	116	71	0.26	0.09
Bakken	141	140	0.17	0.74
Appalachia	12	42	0.05	0.14
Rockies	5	28	0.01	0.18
Total	705	683	2.25	2.78

(1) These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which generally have a net revenue interest of 0.1% or below and are time consuming to quantify but, in the estimation of Kimbell's management could add an additional 20% to Kimbell's net inventory.

Hedging Update

Kimbell maintains a consistent hedging methodology, and hedges out two years on a rolling quarterly basis. The Company’s commodity derivative contracts consist of fixed price swaps, under which Kimbell receives a fixed price for the contract and pays a floating market price to the counterparty over a specified period for a contracted volume. Kimbell hedges expected daily production based on the amount of debt as a percent of total enterprise value. These economic hedges constituted approximately 29% of daily production for the first quarter of 2022.

Kimbell Royalty Partners, LP – News Release

The following provides information concerning Kimbell’s hedge book as of March 31, 2022:

Fixed Price Swaps as of March 31, 2022
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
2Q 2022	119,938	1,516,697	$41.77	$2.23
3Q 2022	139,196	1,759,316	$43.52	$2.44
4Q 2022	109,388	1,383,496	$46.00	$2.58
1Q 2023	91,854	1,204,308	$53.38	$2.73
2Q 2023	70,889	998,179	$61.16	$2.52
3Q 2023	72,680	1,047,880	$61.70	$3.09
4Q 2023	67,988	995,532	$63.00	$3.28
1Q 2024	54,509	823,186	$76.32	$4.15

Conference Call

Kimbell Royalty Partners will host a conference call and webcast today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss first quarter 2022 results. To access the call live by phone, dial 201-389-0869 and ask for the Kimbell Royalty Partners call at least 10 minutes prior to the start time. A telephonic replay will be available through May 12, 2022 by dialing 201-612-7415 and using the conference ID 13728189#. A webcast of the call will also be available live and for later replay on Kimbell’s website at http://kimbellrp.investorroom.com under the Events and Presentations tab.

Presentation

On May 5, 2022, Kimbell posted an updated investor presentation on its website. The presentation may be found at http://kimbellrp.investorroom.com under the Events and Presentations tab. Information on Kimbell’s website does not constitute a portion of this news release.

About Kimbell Royalty Partners, LP

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 16 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 122,000 gross wells with over 46,000 wells in the Permian Basin. To learn more, visit kimbellrp.com.

Kimbell Royalty Partners, LP – News Release

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to Kimbell’s financial, operating and production results and prospects for growth, drilling inventory, growth potential, identified locations and all other estimates and predictions resulting from Kimbell’s portfolio review, the tax treatment of Kimbell's distributions, changes in Kimbell’s capital structure, future natural gas and other commodity prices, changes to supply and demand for oil, natural gas and NGLs and the ongoing COVID-19 pandemic and its impacts on Kimbell and on the oil and gas industry. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of acquisitions are not realized, risks relating to the COVID-19 pandemic, and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to potential declines in prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

– Financial statements follow –

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

March 31,
2022
Assets:
Current assets
Cash and cash equivalents	$10,588
Oil, natural gas and NGL receivables	41,556
Derivative assets	2,102
Accounts receivable and other current assets	2,321
Total current assets	56,567
Property and equipment, net	1,530
Investment in affiliate (equity method)	4,560
Oil and natural gas properties
Oil and natural gas properties (full cost method)	1,204,806
Less: accumulated depreciation, depletion and impairment	(673,991)
Total oil and natural gas properties, net	530,815
Right-of-use assets, net	2,767
Derivative assets	3,458
Loan origination costs, net	3,942
Assets of consolidated variable interest entities:
Cash	2,954
Investments held in trust	237,001
Prepaid expenses	490
Total assets	$844,084
Liabilities and unitholders' equity:
Current liabilities
Accounts payable	$1,894
Other current liabilities	3,783
Derivative liabilities	43,317
Total current liabilities	48,994
Operating lease liabilities, excluding current portion	2,482
Derivative liabilities	7,548
Long-term debt	226,516
Other liabilities	417
Liabilities of consolidated variable interest entities:
Accounts payable	61
Other current liabilities	465
Deferred underwriting commissions	8,050
Total liabilities	294,533
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest in Kimbell Tiger Acquisition Corporation	236,900
Kimbell Royalty Partners, LP unitholders' equity:
Common units	462,220
Class B units	413
Total Kimbell Royalty Partners, LP unitholders' equity	462,633
Noncontrolling deficit	(149,982)
Total equity	312,651
Total liabilities, mezzanine equity and unitholders' equity	$844,084

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per-unit data and unit counts)

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Revenue
Oil, natural gas and NGL revenues	$65,083	$36,369
Lease bonus and other income	654	186
Loss on commodity derivative instruments, net	(31,983)	(14,136)
Total revenues	33,754	22,419
Costs and expenses
Production and ad valorem taxes	4,021	2,432
Depreciation and depletion expense	10,759	7,911
Marketing and other deductions	3,508	3,295
General and administrative expenses	6,589	6,797
Consolidated variable interest entities related:
General and administrative expenses	739	—
Total costs and expenses	25,616	20,435
Operating income	8,138	1,984
Other income (expense)
Equity income in affiliate	249	185
Interest expense	(2,878)	(2,095)
Other income	3,069	463
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	102	—
Net income before income taxes	8,680	537
Provision for income taxes	272	—
Net income	8,408	537
Distribution and accretion on Series A preferred units	—	(1,578)
Net (income) loss attributable to noncontrolling interests	(1,059)	358
Distributions on Class B units	(18)	(21)
Net income (loss) attributable to common units of Kimbell Royalty Partners, LP	$7,331	$(704)

Basic	$0.16	$(0.02)
Diluted	$0.13	$(0.02)
Weighted average number of common units outstanding
Basic	45,942,829	37,693,469
Diluted	65,100,440	37,693,469

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA, Cash G&A and Cash G&A per Boe are used as a supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  Kimbell defines Adjusted EBITDA as net income (loss), net of depreciation and depletion expense, interest expense, income taxes, impairment of oil and natural gas properties, non cash unit based compensation, unrealized gains and losses on derivative instruments, cash distribution from affiliate, equity income in affiliate, interest income and non-recurring general and administrative expenses incurred relating to Kimbell Tiger’s IPO.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations, tax obligations, and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A and Cash G&A per Boe are useful metrics because they isolate cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as Kimbell’s general and administrative expenses less unit-based compensation expense. Cash G&A per Boe is defined as Cash G&A divided by total production for a period. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A and Cash G&A per Boe may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules
(Unaudited, in thousands)

	Three Months Ended	Three Months Ended
	March 31, 2022	March 31, 2021
Reconciliation of net cash provided by operating activities
to Adjusted EBITDA and cash available for distribution
Net cash provided by operating activities	$36,032	$15,481
Interest expense	2,878	2,095
Provision for income taxes	272	—
Amortization of right-of-use assets	(78)	(72)
Amortization of loan origination costs	(442)	(371)
Equity income in affiliate	249	185
Unit-based compensation	(2,194)	(2,692)
Loss on derivative instruments, net of settlements	(18,681)	(12,674)
Changes in operating assets and liabilities:
Oil, natural gas and NGL revenues receivable	6,409	7,215
Accounts receivable and other current assets	(731)	584
Accounts payable	(1,083)	(154)
Other current liabilities	(463)	1,092
Operating lease liabilities	79	71
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	102	—
Other assets and liabilities	353	—
Consolidated EBITDA	$22,702	$10,760
Add:
Unit-based compensation	2,194	2,692
Loss on commodity derivative instruments, net of settlements	18,681	12,674
Cash distribution from affiliate	43	55
Equity income in affiliate	(249)	(185)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(102)	—
Non-recurring general and administrative expenses (1)	660	—
Consolidated Adjusted EBITDA	$43,929	$25,996
Adjusted EBITDA attributable to noncontrolling interest	(5,532)	(8,921)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$38,397	$17,075

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Cash interest expense	1,958	1,099
Cash distributions on Series A preferred units	—	632
Restricted units repurchased for tax withholding	—	607
Distributions on Class B units	18	21
Cash available for distribution on common units	$36,421	$14,716

(1) Excludes recurring general administrative expenses related to consolidated variable interest entities.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
March 31, 2022
Net income	$8,408
Depreciation and depletion expense	10,759
Interest expense	2,878
Cash distribution from affiliate	385
Provision for income taxes	272
Consolidated EBITDA	$22,702
Unit-based compensation	2,194
Loss on derivative instruments, net of settlements	18,681
Cash distribution from affiliate	43
Equity income in affiliate	(249)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(102)
Non-recurring general and administrative expenses (1)	660
Consolidated Adjusted EBITDA	$43,929
Adjusted EBITDA attributable to noncontrolling interest	(5,532)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$38,397

Adjustments to reconcile Adjusted EBITDA to cash available
for distribution
Cash interest expense	1,958
Distributions on Class B units	18
Cash available for distribution on common units	$36,421

Common units outstanding on March 31, 2022	57,290,923

Cash available for distribution per common unit outstanding	$0.64

Common units outstanding on May 2, 2022 Record Date	57,331,833

First quarter 2022 distribution declared (2)	$0.47

(1) Excludes recurring general administrative expenses related to consolidated variable interest entities.

(2) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules(Unaudited, in thousands, except for per-unit data and unit counts)

Three Months Ended
March 31, 2021
Net income	$537
Depreciation and depletion expense	7,911
Interest expense	2,095
Cash distribution from affiliate	217
Provision for income taxes	—
Consolidated EBITDA	$10,760
Unit-based compensation	2,692
Loss on commodity derivative instruments, net of settlements	12,674
Cash distribution from affiliate	55
Equity income in affiliate	(185)
Consolidated Adjusted EBITDA	$25,996
Adjusted EBITDA attributable to noncontrolling interest	(8,921)
Adjusted EBITDA attributable to Kimbell Royalty Partners, LP	$17,075

Adjustments to reconcile Adjusted EBITDA to cash available for distribution
Cash interest expense	1,099
Cash distributions on Series A preferred units	632
Restricted units repurchased for tax withholding	607
Distributions on Class B units	21
Cash available for distribution on common units	$14,716

Common units outstanding on March 31, 2021	39,769,896

Cash available for distribution per common unit outstanding	$0.37

Common units outstanding on May 3, 2021 Record Date	39,748,270

First quarter 2021 distribution declared (1)	$0.27

(1) The difference between the declared distribution and the cash available for distribution is primarily attributable to Kimbell allocating 25% of cash available for distribution to pay outstanding borrowings under its secured revolving credit facility.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules
(Unaudited, in thousands)

Three Months Ended
March 31, 2022
Net income	$8,408
Depreciation and depletion expense	10,759
Interest expense	2,878
Cash distribution from affiliate	385
Provision for income taxes	272
Consolidated EBITDA	$22,702
Unit-based compensation	2,194
Loss on derivative instruments, net of settlements	18,681
Cash distribution from affiliate	43
Equity income in affiliate	(249)
Consolidated variable interest entities related:
Interest earned on marketable securities in Trust Account	(102)
Non-recurring general and administrative expenses (1)	660
Consolidated Adjusted EBITDA	$43,929

Q2 2021 - Q4 2021 Consolidated Adjusted EBITDA (2)	99,968
Trailing Twelve Month Consolidated Adjusted EBITDA	$143,897

Long-term debt (as of 3/31/22)	226,516
Cash and cash equivalents (as of 3/31/22)	(13,542)
Net debt (as of 3/31/22)	$212,974

Net Debt to Trailing Twelve Month Consolidated Adjusted EBITDA	1.5x

(1) Excludes recurring general administrative expenses related to consolidated variable interest entities.

(2) Consolidated Adjusted EBITDA for each of the quarters ended June 30, 2021, September 30, 2021 and December 31, 2021 was previously reported in a news release relating to the applicable quarter, and the reconciliation of net income to consolidated Adjusted EBITDA for each quarter is included in the applicable news release. This also includes the trailing twelve months pro forma results from the Q4 2021 acquisition that closed in December 2021 in accordance with Kimbell's secured revolving credit facility.